UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2008
DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	002-25577 (Commission File Number)	95-2039518 (I.R.S. Employer Identification No.)

15660 North Dallas Parkway Suite 850
Dallas, Texas		75248
(Address of principal executive offices)		(Zip Code)
(972) 385-2810
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     On May 29, 2008, the Company held its 2008 annual shareholder meeting. A copy of the remarks of Dr. Keh-Shew Lu, the Company’s President and Chief Executive Officer, is attached as Exhibit 99.1 to this Report. A copy of the slide presentation used in connection with Dr. Lu’s remarks is attached as Exhibit 99.2 to this Report.
     The information in this Item 7.01, including Exhibits 99.1, and 99.2, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.
Cautionary Information Regarding Forward-Looking Statements
     Except for the historical and factual information contained in Dr. Keh-Shew Lu’s remarks and accompanying slides attached as exhibits to this Report, the matters set forth therein (including statements as to the expected benefits of the acquisition of Zetex plc, including the efficiencies, cost savings, market profile, financial strength, competitive ability and position of the Company after the acquisition of Zetex plc; the acquisition will create synergies including excellent cross-selling opportunities; the soundness of the Company’s strategic direction; our expected introduction of new innovative products, expected gradual expansion in gross margins; and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will” and similar expressions) are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but are not limited to, such factors as the Company’s inability to identify suitable acquisition candidates or consummate desired acquisitions; if the Company makes any acquisitions, the Company may be unable to successfully integrate any acquired companies within our operations due to factors associated with unexpected losses of key employees or customers of the acquired company, bringing the acquired company’s standards, procedures and controls into conformance within our Company’s operation; coordinating our new product and process development, hiring additional management and other critical personnel, increasing the scope, geographic diversity and complexity of our operations, difficulties in consolidating facilities and transferring processes and know-how, difficulties in reducing costs of the acquired entity’s business and diversion of our management’s attention from the management of our business; the Company’s business strategy, fluctuations in product demand and supply, the continued introduction of new products, the Company’s ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, the Company’s ability to successfully make additional acquisitions, risks of foreign operations, availability of tax credits, and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of

Dr. Lu’s remarks. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01	Other Events
     The Company submitted to a vote of its security holders at an annual meeting of stockholders on May 29, 2008, the election of members of the Board. The directors were each elected to serve until the 2009 annual meeting or until their successors are elected and have qualified. The results of the tabulation for each nominee for director of the Company is as follows:

C.H. Chen,	For: 23,672,108
Director	Withheld: 15,375,683

Michael R. Giordano,	For: 29,029,538
Director	Withheld: 10,018,253

L.P.Hsu,	For: 38,515,544
Director	Withheld: 532,247

Keh-Shew Lu,	For: 38,084,226
Director	Withheld: 963,565

Shing Mao,	For: 38,212,281
Director	Withheld: 835,510

Raymond Soong,	For: 34,940,544
Director	Withheld: 4,107,247

John M. Stich,	For: 38,682,244
Director	Withheld: 365,547
     The Company also submitted to a vote of its security holders at an annual meeting of shareholders on May 29, 2008, the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. The result of the tabulation was 38,418,939 shares voted in favor of the proposal, 539,068 shares voted against, and 89,784 abstained from voting on the proposal. No broker non-votes with respect to this proposal were received.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description
99.1	Remarks of Dr. Keh-Shew Lu at Annual Shareholder Meeting

99.2	Slides for Remarks of Dr. Keh-Shew Lu at Annual Shareholder Meeting

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED
Date: June 2, 2008	By	/s/ Carl C. Wertz
Carl C. Wertz,
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Remarks of Dr. Keh-Shew Lu at Annual Shareholder Meeting

99.2	Slides for Remarks of Dr. Keh-Shew Lu at Annual Shareholder Meeting